UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

TASKER CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State of incorporation)	0-32019 (Commission File No.)	88-0426048 (IRS Employer Identification No.)

39 Old Ridgebury Road
Danbury, Connecticut 06810
(Address of principal executive offices)

Registrant’s telephone number: (203) 730-4350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2006, Gordon O. Davis resigned as a member of the Registrant’s Board of Directors, effective immediately. Mr. Davis had been Chairman of the Board of Directors and of the Executive Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors.

On May 11, 2006, the Registrant’s Board of Directors appointed Richard Falcone, the Registrant’s President and Chief Executive Officer and a member of the Registrant’s Board of Directors, to the additional role of Chairman of the Board of Directors.

On May 11, 2006, William P. Miller was appointed as a member of the Registrant’s Board of Directors, effective immediately.

Item 8.01. Other Events.

On May 12, 2006, we issued a press release announcing that Gordon Davis had resigned as a member of our Board of Directors, that Richard Falcone had been appointed as Chairman of our Board and that William P. Miller had been appointed to fill Mr. Davis’ seat on the Board. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired - None

(b)    Pro Forma Financial Information - None

(c)    Shell Company Transactions - None

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release issued by us on May 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2006

TASKER CAPITAL CORP.

By:	/s/ Stathis Kouninis
Stathis Kouninis Chief Financial Officer, Treasurer and Secretary